EXHIBIT I


          November 25, 1994

          BY FACSIMILE

          Scott M. Williams
          McDermott, Will & Emery
          227 W. Monroe Street
          Chicago, IL  60606-5097

          Dear Scott:

                    Fidelity Low Priced Stock Fund will be selling 284,000 shares of Ropak Corp. (Cusip Number: 776 670 101) to LINPAC at $10.50 net, pre share. The trade date of the transaction will be Friday, November 25, 1994 for settlement on Monday, November 28, 1994. The shares will be delivered to DTC #0443 for further credit to 3NT-104113-1 upon receipt of a wire transfer in the amount of $2,982,000 to following instructions:

                         Bank of Boston
                         ABA #:  011000390
                         Account:  Brown Brothers & Harriman
                         Account Number:  00555704
                         Reference:  Low Priced Stock Fund
                         Account Number:  8108466

          Please call me with any questions or concerns.

          Sincerely,

          /s/ Julie Thurmond

          Julie M. Thurmond